Exhibit 10.5


                      RECISSION AND REIMBURSEMENT AGREEMENT


     THIS RECISSION AND REIMBURSEMENT AGREEMENT (this "Agreement"), dated this 20th day of April, 2000, is by and among Solar Satellite Communication, Inc., a Colorado corporation, Stephen A. Maguire, Robert J. Guerra, and Craig A. Kleinman.

1. DEFINITIONS Throughout this Agreement, and unless the context otherwise requires, the word or words set forth below within the quotation marks shall be deemed to mean the words which follow them:

     1.1. "Act" means The Investment Company Act of 1940, US Code, Title 15, Sections 8a et seq.

     1.2. "Appointment Date" means July 8, 1998.

     1.3. "Company" means Solar Satellite Communication, Inc., a Colorado corporation whose principal business address is 6300 S. Syracuse Way, suite 293, Englewood, Colorado 80111.

     1.4. "Directors" means, collectively, Stephen A. Maguire, Robert J. Guerra, and Craig A. Kleinman.

     1.5. "Effective Date" means January 7, 1999.


     1.6. "Government Rate" means four and one-half percent per annum.


     1.7. "Investment Securities" has the meaning set forth in Section 80a-3(a)(2) of the Act.


     1.8. "Reimbursement Date" means April 30, 2000.


     1.9. "Remaining Securities" means the following described securities that the Company was holding as of October 31, 1999:

         Name of Security                               No. of Shares
         ----------------                               -------------

         4Front Technologies, Inc.                          2,500
         Iomega Corporation                                30,000
         Brookline Bancorp, Inc.                            5,000
         Boston life Sciences, Inc.                        10,000

2. RECITALS

     2.1. Since the Appointment Date, the Directors have continuously served as the sole Directors of the Company.



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     2.2. Between the Effective Date and August 4, 1999, the officers of the
Company, pursuant to the authorization of the Directors, purchased certain Investment Securities in the Company name.

     2.3. The Company may have been prohibited under the Act from buying and selling Investment Securities.

     2.4. At the time the Directors authorized the Company officers to purchase Investment Securities they were unaware that such purchases may have violated the Act.

     2.5. The Company and the Directors desire, by this Agreement, to revoke and rescind, ab initio, the Company's acquisition of the Investment Securities.

     2.6. The Company has incurred up to the date of this Agreement an aggregate loss on the Investment Securities.

     2.7. The Company and the Directors are entering into this Agreement to set forth the parties' rights and obligations with respect to the Investment Securities acquired in the Company's name and in the Company's brokerage accounts since the Effective Date.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly confessed and acknowledged, the parties hereto do hereby covenant and agree as follows:

3. RECISSION AND REIMBURSEMENT

     3.1. Recission. The Company and the Directors hereby agree that the purchase by the Company of all Investment Securities shall be rescinded and, on or before the Reimbursement Date, the assets of the Company shall be restored to a position no less favorable than they would have been in as of the Reimbursement Date if the Investment Securities had not been purchased.

     3.2. Sale of Securities. All remaining Investment Securities shall be sold by the Company as rapidly as practicable and in any event on or before the Reimbursement Date.

     3.3. Reimbursement. The Directors jointly and severally shall reimburse the Company on or before the Reimbursement Date for (i) the aggregate loss the Company incurred on the Investment Securities up to the Reimbursement Date (or for any aggregate profit which may be subsequently realized prior to the Reimbursement Date) and (ii) interest on all amounts expended for the purchase of the Investment Securities for the period that the Investment Securities were held at the Government Rate less any dividends or interest realized by the Company on the Investment Securities.

     3.4. October 31, 1999 Balances. The Company and the Directors acknowledge that as of October 31, 1999 the Company had an outstanding aggregate investment



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in the Investment Securities of $290,937.87 and that as of that date the obligation of the Directors for the reimbursement of interest to the Company at the Government Rate was $ . The foregoing interest reimbursement obligation was computed by applying proceeds from the sales of the Investment Securities prior to October 31, 1999 first to interest and then to the amounts expended for the purchase of the Investment Securities, with the amount applied to interest prior to October 31, 1999 amounting to $15,580.58.

     3.5. Financial Statements. The Company and Directors acknowledge and agree that because of the matters recited in Section 2 above and the resulting recession and reimbursement obligation of the Directors the financial statements of the Company as of October 31, 1999 do not reflect ownership of the Investment Securities by the Company and do reflect the obligation of the Directors to reimburse the Company for all amounts expended by the Company for the Investment Securities and for interest thereon at the Government Rate.

4. GENERAL PROVISIONS.

     4.1. Agreement Not in Conflict with Other Instruments. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated herein and such understanding shall not be modified except in writing signed by or on behalf of the parties hereto.

     4.2. Interpretation and Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Should any portion of this Agreement be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement. Furthermore, the entirety of this Agreement shall continue in full force and effect in all other jurisdictions and such remaining portions of this Agreement shall continue in full force and effect in the subject jurisdiction as if this Agreement had been executed with the invalid portions thereof deleted.

     4.3. Colorado Law. This Agreement is and shall be deemed to be a contract entered into and made pursuant to the laws of the State of Colorado and shall in all respects be governed, construed, applied and enforced in accordance with the laws of said state.

     4.4. Section Headings. The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement.



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     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first set forth adjacent to their names.

DIRECTORS:


DATE: May 1, 2000                       /s/ Stephen A. Maguire
     -----------------------------      ----------------------------------------
                                        Stephen A. Maguire

DATE: May 1, 2000                       /s/ Robert J. Guerra
     -----------------------------      ----------------------------------------
                                        Robert J. Guerra

DATE: May 1, 2000                       /s/ Craig A. Kleinman
     -----------------------------      ----------------------------------------
                                        Craig A. Kleinman

COMPANY:                                SOLAR SATELLITE COMMUNICATION, INC,
                                        a Colorado corporation

DATE: May 1, 2000                       By:  /s/ Robert J. Guerra
     -----------------------------           -----------------------------------
                                             Name: Robert J. Guerra
                                             Title:   President



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